Exhibit 107

Calculation of Filing Fee Tables

Clean Earth Acquisitions Corp.

FORM PREM14A

(Form Type)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock		55,000,000	$10.12	$556,600,000	0.0001102	$61,337,32
	Total Offering Amounts				$10.12	$556,600,000	0.0001102	$61,337.32
	Total Fees Previously Paid
	Total Fee Offsets							19,188.90
	Net Fee Due							$42,148.42

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Clean Earth Acquisitions Corp.	S-1	333-261201	02-09-2022		$19,188.90
Fee Offset Sources	Clean Earth Acquisitions Corp.	S-1	333-261201		02-09-2022		$19,188.90	(2)

(1)	Based on the maximum number of Class A Common Stock (the “common stock”), of the registrant issuable upon a business combination (the “business combination”) involving Clean Earth Acquisitions Corp. and Alternus Energy Group Plc. The number comprises of 55,000,000 shares of common stock to be issued at the closing of the business combination. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions. The proposed maximum aggregate value of the transaction was calculated based on 55,000,000 multiplied by US$10.12 per share (the closing share price reported on the Nasdaq Stock Market on January 11, 2023). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001102 by the product calculated in the preceding sentence.
(2)	Represents the fee payable with respect to the number of shares of Class A Common Stock issuable on conversion of the Rights that were registered pursuant to the Registration Statement that exceeds the number of shares of Class A Common Stock issuable on conversion in full of the Rights.